Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194257) pertaining to the Liquidity Services, Inc. 401(k) Profit Sharing Plan of our report dated June 26, 2015, with respect to the financial statements and schedule of the Liquidity Services, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

McLean, Virginia

June 26, 2015